UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2026
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO and Director Transitions

Ben Albert Appointment as CEO and Director; Dan Burton Retirement

On February 12, 2026, the Board of Directors (the Board) of Health Catalyst, Inc. (the Company) appointed Ben Albert to succeed Mr. Burton as the Company’s Chief Executive Officer and principal executive officer, effective February 12, 2026. Mr. Albert stepped down as the Company’s Chief Operating Officer effective February 12, 2026. Upon the recommendation of its nominating and corporate governance committee, the Board also appointed Mr. Albert to serve as a Class III director of the Board, effective February 12, 2026.

Mr. Albert, age 52, served as the Company’s President and Chief Operating Officer from September 2025 until his promotion to CEO. Prior to that, Mr. Albert held the position of Chief Executive Officer of the Upfront Healthcare Services business unit of the Company since the Company acquired Upfront Healthcare Services, Inc. (Upfront), a patient engagement platform provider, in January 2025. Prior to that, Mr. Albert served as the Chief Executive Officer and co-founder of Upfront from its founding in 2016 until its acquisition by the Company. Mr. Albert holds a Bachelor’s degree from Western Michigan University and an MBA from the University of Illinois, Chicago.

In connection with Mr. Albert’s appointment by the Board as Chief Executive Officer, the Company and Mr. Albert entered into an offer letter, dated as of February 12, 2026 (the Albert Offer Letter). Pursuant to the Albert Offer Letter, Mr. Albert’s salary will be $600,000 and he will be eligible for an annual bonus with a target amount equal to 100% of his base salary. In addition, Mr. Albert will receive a grant of 465,000 restricted stock units (RSUs) that will vest as to 77,500 RSUs on March 10, 2026 and the remaining RSUs will vest in ten equal quarterly installments. Mr. Albert will also receive a grant of 465,000 performance-based restricted stock units (PRSUs) with a vesting schedule and vesting metrics to be determined by the Board. In addition, the vesting schedule of the grant of 467,000 RSUs made to Mr. Albert in September 2025 (the 2025 Grant) will be amended such that 77,833 RSUs shall vest on March 10, 2026 and the balance of the unvested RSUs under the 2025 Grant shall vest in ten equal quarterly installments thereafter. Mr. Albert will also continue to participate in the Company’s Executive Severance Plan.

The foregoing description of the terms of the Albert Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Albert and any person pursuant to which Mr. Albert was appointed as Chief Executive Officer, principal executive officer and director. Except for the arrangements described below in this Current Report on Form 8-K, Mr. Albert is not party to and does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Albert and any of the Company’s directors or executive officers.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2025, the Company acquired Upfront (the Merger) pursuant to an Agreement and Plan of Merger, by and among the Company, Upfront and certain other parties thereto. At the closing of the Merger, all outstanding shares of Upfront capital stock, warrants and options were cancelled in exchange for the right to receive (i) consideration of approximately $41.5 million of cash (the Closing Cash Consideration) and approximately 5,753,754 newly issued shares of the Company’s common stock (the Closing Stock Consideration and, together with the Closing Cash Consideration, the Closing Consideration), par value $0.001 per share (the Common Stock) and (ii) potential additional aggregate consideration of up to approximately $12.5 million in cash (the Earn-Out Cash Consideration) and approximately 2,699,121 shares of Common Stock (together with the Earn-Out Cash Consideration, the Earn-Out Consideration), subject to the achievement of certain earn-out performance targets (the Earn-Out Performance Targets) measured as of December 31, 2026. At the time of the Merger, Mr. Albert was a director and chief executive officer of Upfront and held shares of Upfront capital stock and as a result, received (i) approximately $1,209,872 in cash comprising Closing Cash Consideration and beneficial ownership of 269,765 shares of Common Stock comprising Closing Stock Consideration and (ii) the right to receive a portion of the Earn-Out Consideration after December 31, 2026 if the Earn-Out Performance Targets are achieved. Further, Mr. Albert received a retention bonus in the form of a grant of 18,000 RSUs and 16,573 PRSUs in connection with the Merger.

In connection with Mr. Albert’s appointment as Chief Executive Officer, on February 12, 2026, Mr. Burton informed the Board of the acceleration of the effective date of his retirement from his position as Chief Executive Officer and principal executive officer of the Company to February 12, 2026. On February 12, 2026, Mr. Burton also informed the Board of his resignation from the Board, effective February 17, 2026. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2025, Daniel Burton previously notified the Board of his plan to retire from his positions as Chief Executive Officer and principal executive officer of the Company effective June 30, 2026. Mr. Burton’s resignation from his position as Chief Executive Officer and principal executive officer of the Company and member of the Board was not a result of any conflict or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In order to enable a smooth transition of his prior responsibilities as Chief Executive Officer and principal executive officer of the Company, Mr. Burton will continue to serve as an employee with the title of strategic advisor, and the Company and Mr. Burton expect to enter into a transition agreement pursuant to which he will continue to serve as a strategic advisor to the Company.

Director Transitions

On February 12, 2026, Dawn Smith informed the Board of her resignation from the Board, including her resignation from the audit committee of the Board, effective February 17, 2026. Ms. Smith’s resignation was not a result of any conflict or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Additionally, in recognition of her years of extraordinary service, the Board approved, in connection with Ms. Smith’s resignation from the Board, (i) accelerating the vesting of 36,231 RSUs held by Ms. Smith that would have otherwise vested in July 2026 and (ii) the full quarterly payment for the quarter ended March 31, 2026 for the annual retainer under the Company’s Non-Employee Director Compensation Policy for Ms. Smith’s services as a member of the Board and a member of the audit committee of the Board in an aggregate amount of $13,750.

On February 12, 2026, Duncan Gallagher informed the Board of his resignation from the Board, including his resignation from the audit committee and nominating and corporate governance committee of the Board, effective February 17, 2026. Mr. Gallagher’s resignation was not a result of any conflict or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Additionally, in recognition of his years of extraordinary service, the Board approved, in connection with Mr. Gallagher’s resignation from the Board, (i) accelerating the vesting of 36,231 RSUs held by Mr. Gallagher that would have otherwise vested in July 2026 and (ii) a grant of 7,562 RSUs to Mr. Gallagher that would have otherwise been granted on March 1, 2026, representing the full quarterly payment for the quarter ended March 31, 2026 for the annual retainer under the Company’s Non-Employee Director Compensation Policy for Mr. Gallagher’s services as a member of the Board, a member of the audit committee of the Board, and chair of the nominating and corporate governance committee of the Board.

On February 12, 2026, John A. Kane informed the Board of his resignation from the Board, including his resignation from the audit committee of the Board, effective April 1, 2026. Mr. Kane also informed the Board of his resignation as chair of the Board, effective February 12, 2026, and his resignation from the nominating and corporate governance committee of the Board, effective February 17, 2026. Mr. Kane’s resignation was not a result of any conflict or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Additionally, in recognition of his years of extraordinary service, upon his resignation from the Board, the Board approved, in connection with Mr. Kane’s resignation from the Board, accelerating the vesting of 36,231 RSUs held by Mr. Kane that would have otherwise vested in July 2026.

On February 12, 2026, Justin Spencer was named chair of the Board. Effective upon the resignations of Mr. Gallagher and Ms. Smith from the Board and Mr. Kane as a member of the nominating and corporate governance committee of the Board on February 17, 2026, (i) the audit committee consists of Mr. Kane, Mr. Spencer, and Julie Larson-Green, with Mr. Kane serving as chair of the audit committee, (ii) the compensation committee consists of Ms. Larson-Green and Jill Hoggard Green, with Ms. Larson-Green serving as chair of the compensation committee, and (iii) the nominating and corporate governance committee consists of Matt Arens and Ms. Hoggard Green, with Mr. Arens serving as chair of the nominating and corporate governance committee.

As a result of the director transitions, the Board (i) approved an increase in the size of the Board from nine (9) directors ten (10) directors in order to appoint Mr. Albert, (ii) approved a reduction in the size of the Board from ten (10) directors to seven (7) directors, effective as of February 17 , 2026 upon the resignations of Mr. Burton, Mr. Gallagher and Ms. Smith, (iii) approved a reduction in the size of the Board from seven (7) directors to six (6) directors, effective as of April 1, 2026 upon the resignation of Mr. Kane, and (iv) approved a reduction in the size of the Board from six (6) to five (5) directors immediately prior to the commencement of the Company’s 2026 annual meeting of stockholders in connection with the prior announcement of Mr. Kolb not standing for reelection and his term ending immediately prior to the commencement of the 2026 annual meeting of stockholders. Due to the director transitions, two Class I seats will be up for election at the 2026 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the Chief Executive Officer and director transitions is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the composition of the Board, the director transitions, the execution of a transition agreement between the Company and Mr. Burton, and the grant of restricted stock units and performance-based restricted stock units to Mr. Albert. Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K, and involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company, including the risks and uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10‑K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Except as required by law, the Company does not intend to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances arising after the date hereof.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated February 12, 2026, between the Company and Benjamin Albert

99.1*	Press release titled “Health Catalyst Appoints Ben Albert as Chief Executive Officer” dated February 18, 2026.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: February 18, 2026	By:	/s/ Jason Alger
Jason Alger

Chief Financial Officer